Exhibit 10.6

AMENDMENT FOUR TO DATA SHARING AGREEMENT ExeaitlOI\ Version This Amendment four (the "Amendment") to the Data Sharin& Agreement dated December 21, 2018, by and between General Mo:tors tioldlngs LtC and Its affiliates ("GM") 1n_ d IN!?)_ o Limited ("Wejo") (tlie "DSA") as amended by Amendment One to ·ttie OSA d!ted February n .• 2019 c•~ndment oneM), Amendment Two to the CSA.dated June 25, _ 2019 ( Amen_ ~ment Two) and Amendment Three to the DSA dated November 18, ·2019 ("Amendment Three ) (the DSA as so amended being the. "Acreeme11t")~ Is entered into by and between_ GM and Wej~ as of December 5, 2019 (the •Amendment four E _ ffKtlw Date"). Capitalized terms not defined In this Amendr'nenthave- the definitions provided in the Agreement. In consideratfon of the inutual cownants and conditions, th~ receipt and s"ilfflclency of which are hereby acknowledged, GM and Wejo hereby agree to amend the Agreement as follows: 2. Sedlori. 25 (~Assignment") of the Asreement Is deleted In· its entirety and replaced with 1he followlng: •is. ~- Other th~n as d_e~cr1bed In the foDowlng sent2nc:2, netthi:r Party may aulgn Its rlshts or obll_gatlori& under this Agreement In whole- or In part to any third partywlthout ~he_ oth_ er Party's prior written.consent. The.rights of WeJo under this Agreement may be asslg!)ed Without the prior ·written consent of GM if _ (and only If) each of the followlhg conditions Is satisfied In full: a. the-auig_nment Is being effeded as part a sale of secured assets by or ~n .behalf of :"3ust~: flnance, UC (or any security ■ sent acting 011 behalf of Traust 1e Finance UC) (the Secut Lend■r") pursuant to the exerdse·af-a· power of sale (or similar rJ!medy uncle_ ,. wbl~h the Secured Lender has the right to procure the sale ohecured · assets to r:alse funl.ls to repay the ralltted secured loan) arising as a resoit of an . even~ Qf default under thir Tum ~n ·an~ Security Agreen,ent between the Secured Lender and Wejo dated on or ·around the Amendment four Effective Date (as defined below) (the n5e~red Loan Agreement"); · b. such assignment 1s belna effected to a third party buyer of all or sub~tantlally all of the business, auets and operations of Wejo (or, 'in _ the event of We)o having more tll~n one business at thl' relevant ttrite, that partofthil buslness;assets and bperatlotls of_ WeJo Which proce$ses and monetl$~ the Data and Derived Data Insights the subject .of this AgreementJ. where ,uth third party buyer"wlll take over and continue the operation of that business (or· part pf business) as a going concern following such assignment {any su~h third party b!lv.er meeting these requlr~m~nts being~ •permitted Assline••J; 1 Execution Version c. ·the relevant f'ermltted.Anignee provides to GM a dire-ct, leg;illy enforceable _ undertaking (kl .. a form reasonal>ly 5atlsfattory .to GM) to perform all cif Wejo's obligatlans under this Agreement following·such assignment; <I. any such assl_gnmel'IUs In res pea of all (~nd not some or part . oi11y) of We Jo's rights and benefit under thls,Agreement; e. ~he iilSSignee Ls not an_y of Jhe foDowlng: I, the Securl!d Ll!ndtir, II. · any affiliate af, or other person µ,nn_ ected lNlth, the ~cured Lender (and, for the purposes of this Section 25, the followtng persons· shall, without limitation, be deemed to be i:onnec:ted with a pe"an: any dlr.ectQI', :manager, member, rnat:iasing. member, general partner or execirtliie offlcet of such petson), UL .any Insurer, re-lnsQrer o,: other pe"on whQ may haw. a rtsht of subrogation (ora_ny similar rlght). ln l'.'l!latlon tcniiy diilrns, tights or benefits- of Welo6rthe Secured Lender or any of their respective affiliates lwhether In ,e13tiont,o the DSI!. OT.otherwise) (collecthlefy, a •earrfar"J, O(' Iv. any affiliate of, or other person connect.ii with, any Carrier, f. save "lith ~M's prior w~en a:,nsent (whlcll GM shall be entltl_ ed to,rant orw!th!Jold entirety· at Its own discretion), such uslgnee Ii not, .ind Is ndt directly or lncllrectly land whether by pwnershJp fJlterest, contr;,ct or otherwise ·ho\YSOever) ownl!!! or _ controlle:<f by, ~ ·GM Restrltied Pe'rson and provided that, In the event that subsequent to any such assignment, the assignee becomes, Pr .becc,mes dlr~~Y or Indirectly b111d wh_ ether by 0W11ershlp interest. contr~c:t or otherwise _ howsoever) owned Pr controlled by, a GM Restricted Person, an ,l_ght.s' and benefits assigned to · such assignee shall (save-witb GM's prior wn~n consent which GM shalj be entl. tled ta grant or. withhold eritlrefy at Its QWn discretion)) Immediately cease ahd terminate and be Of no further" effect. g. to the·eittent that lhere has been any amendment otvariatlon In the scope oc extent of the rights l!nd benefits granted to or enjoyed by, or tfie scope .and extent of the services provided t_ o, Wejo und_ er this Agreement since Decembers, 2019 (being the date on or around which the fo. urth Amendment to this Agreement became.effective} (the·• Amendment Four Effective ~••), _ SUgl:~Jgnment s_ hall not. extend to (and the assignee shal have no right t,o e>cercise or enjoy} any Tights and benefits arising as. a· re$ult of any such ame. nd'!'lent or varliitlon In -ihe $tope ar extent of the . ~lghts and benefits.granted to or i!nJov.ed by. ot the.scope-and ·extent of thi services provided to, WeJo under this Agreement since the ·Amendment Four Effective· D,~te; and' · h. GM.shal_ l m:it suffer or Incur, o.r be liable for, any obligation, e~,u~ loss or Rablllty (or any lncre~se 11'1 ~e amQtint of erry tx\$tlnB obligation; · ex-pense, loss ·or llablllty) as.a result of such assignment whkl\ GM would net have suffered or Incurred, or been llable for, had tllere been no such ll$Slgnme11t,· 1lnd. such assrgriment ~hin l'lot amend e>r ~trlct liii.y ri&hts of btnefit.1. granted. 10· or en}oyed by GM pursuant 10 this- AgreelT)ent; lndudlng '(Vilthoµt limitation) any right of. termination." · 2

Execution Version 3. Except as expreS51y modified by this ~mendment, the.A&reement remalhs In full force and effect. This Ameitdme· nt,. together with the Agreement, constitute tbe er,tlre agreement between GM and Wejo with respect to their subject matter and supersede all p,lo~ .oral or Written representations and agreements. 4. This Amendment may be· exec1ited electronically and In any ·number of cou11terp,rtJ, each of which when execuied shall be. deemed to be .an original but' aN of which taken together shall constitute·one and the same Instrument. s. This Amendment shall be go\'emed by the laws al' the Siate of Delaware, without regard for the principles of conflicts al' laws .. Each Party Irrevocably agrees that the US Federal Courts located_ In De~ware shall have exdusive jurisdiction and· venue to settle any dispute Of dalm arising out of or In connecilon with this A&feement or Its subject ~tter or formation (lncludln11 nP(1-contractuaf disputes or claims), · 6, Sections 13(d) ('Confodentlaf,ty"), 17 t•No Publicity"), 18 1•tfotlces•1,. 20 ('~endments"), _ 21 reosts·),27 ("Waiver") and'28 ('R1miedles") or the Agreement sh ■ i apply to this Amendment, mutatls ·mutandis. · (Signatures bqln on the followin11 page} 3 IN WITNESS WHEREOF, GM and Wejo have caused this Amendme!'lt to be e~d by their duly 1uthqrlzed representatives, as .of t~e.Amendment Four Effettlve Date. - ~ · ~· (S~nature page to Amendment Four to Dau Sharing A&reement)